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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                December 16, 2001
                Date of Report (Date of earliest event reported)


                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

         Delaware                       001-16179              72-1409562
  (State or other jurisdiction of  (Commission file number)   (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other events.

     On December 16, 2001 Energy Partners Ltd. ("EPL") entered into a definitive agreement to acquire Hall-Houston Oil Company and certain affiliated interests ("Hall-Houston" or "HHOC") for a total consideration to be paid at closing of approximately $88.3 million. Hall-Houston, founded in 1983, is a privately held exploration and production company based in Houston, Texas with operations focused in the central region of the Gulf of Mexico Shelf. Hall-Houston is an exploration-focused company with technical expertise, high quality natural gas reserves and an attractive inventory of exploratory prospects. The transaction, which is expected to close by mid-January, 2002, is subject to customary terms and conditions including a minimum threshold for participation in EPL's exchange offer to HHOC's debtholders.

     Under the agreement, HHOC preferred and common stockholders, holders of the affiliated interests and holders of HHOC's debt (which totals $80.2 million) will receive approximately $1.9 million in cash, shares of EPL common stock valued at $3.4 million, warrants valued at approximately $3 million to purchase 4 million EPL common shares, $40 million of EPL senior subordinated notes and $40 million of EPL convertible preferred stock; some of HHOC's debt may instead be retired. As a condition to closing, a minimum of 80% of the debt must be tendered in the exchange offer. In addition, preferred shareholders of HHOC will have the right to receive contingent consideration related to future proved reserve additions from exploratory prospect acreage held by HHOC as of the date the merger closes.


Item 7.   Financial Statements and Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:

                  Exhibit No.             Description
                                          -----------

                  2.1                     Agreement and Plan of Merger by and among Energy Partners, Ltd., Saints
                                          Acquisition Subsidiary, Inc. and Hall-Houston Oil Company dated as of
                                          December 16, 2001


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 20, 2001


                                  ENERGY PARTNERS, LTD.


                                  By:    /s/ SUZANNE V. BAER
                                         ---------------------------------------
                                         Name:   Suzanne V. Baer
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer